Exhibit 99.1

NYSE Amex Exchange: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Announces Results of AGM; Project Update; Russell Indexes

Casper, Wyoming, June 14, 2010 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex: URZ; TSX: URZ; Frankfurt: U9E) is pleased to announce that the shareholders of the Company approved all of the proposals put before them at the Annual General Meeting of shareholders held on June 9, 2010 in Casper, Wyoming, U.S.A. (the “Meeting”). The items of business at the Meeting included the election of the directors, the approval of the Company’s Shareholder Rights Plan; and to ratify the appointment of the Company’s independent registered public accounting firm.

The following Directors were re-elected to the Board for the ensuing year; Glenn Catchpole, George Hartman, Dennis Higgs, Paul Saxton, Gerhard Kirchner, Peter Bell, Arnold Dyck, and Richard Holmes.

Shareholders approved the Shareholder Rights Plan which the Board of Directors plans to adopt, with immediate effect following such adoption. The purpose of the Shareholder Rights Plan is to ensure that shareholders of the Company are treated fairly in connection with any bid to acquire control of the Company. The Shareholder Rights Plan ensures that, in the context of a bid for control of the Company through an acquisition of shares of common stock of the Company, the Board has sufficient time to explore and develop alternatives for maximizing shareholder value, to provide adequate time for competing bids to emerge, to ensure that shareholders have an equal opportunity to participate in such a bid and to give shareholders adequate time to properly assess the bid and lessen the pressure to tender that is typically encountered by shareholders of companies that are subject to takeover bids. The Shareholder Rights Plan is available for viewing on the Company’s website at the following link: http://www.uranerz.com/i/pdf/Uranerz_AR_2009.pdf.

Shareholders also ratified the re-appointed of the Company’s independent registered public accounting firm, Manning Elliott, LLP, for the fiscal year ending December 31, 2010.

Project Update

Uranerz Energy Corporation is proceeding to obtain operating permits on three uranium mining units in the Powder River Basin area of Wyoming. The Company’s applications for a Permit to Mine and a Source Material License for the Nichols Ranch ISR Uranium Project submitted to the Wyoming Department of Environmental Quality - Land Quality Division (“WDEQ”) and the United States Nuclear Regulatory Commission (“NRC”) are proceeding as planned. Both the NRC and WDEQ applications have progressed to final stages. Concurrently, the Company has substantially completed the detailed engineering and design of its production well fields and processing facility for the Nichols Ranch and Hank units. The WDEQ is currently conducting their detailed review of the Permit to Mine application, and both the NRC and WDEQ applications are progressing through the regulatory review process. Approval of the permit applications should allow us to proceed with development of the commercial mining facilities and related infrastructure.

The mine plan for the Nichols Ranch ISR Uranium Project includes a central processing facility at our Nichols Ranch property and a satellite ion exchange uranium concentrating facility at our Hank property. The ultimate production level from these two units is planned to be in the range of 600,000 to 800,000 pounds per year (as U3O8). The central processing facility is planned for a licensed capacity of two million pounds per year of uranium (as U3O8) and it is intended that it will process uranium-bearing well field solutions from Nichols Ranch, as well as uranium-loaded resin transported from the Hank satellite facility, plus uranium-loaded resin from any additional satellite deposits that may be developed on our other Powder River Basin properties. The Jane Dough unit is compatible with this plan. The Company believes this centralized design enhances the economics of our potential additional satellite projects by maximizing production capacity while minimizing further capital expenditures on processing facilities.

During the first half of 2010 the Company has:

  analyzed and reviewed drilling results from 2009;
  filed a NI 43-101 technical report detailing the resources on the Doughstick and North Jane properties;
  purchased approximately 800 drill hole electric logs, drill hole maps and geologic and environmental reports covering the Company’s North Reno Creek property;
  developed plans for Uranerz’ 2010 exploration drilling utilizing two drilling contractors;
  participated in joint funding to a local utility for the planned electrical power service enhancements for multiple users in the central Powder River Basin;

  monitored the comment period for the draft SEIS for the Nichols Ranch ISR Uranium Project and prepared and submitted responses to the NRC for licensing issues;
  obtained cost and delivery quotations for key components of the Company’s proposed processing plant for the Nichols Ranch ISR Uranium Project;
  commenced preparation of environmental permit and license applications for Jane Dough, the Company’s proposed third ISR uranium mining unit; and
  completed a NI 43-101 Technical Report on the North Rolling Pin project.

Russell Indexes

Uranerz Energy Corporation has been identified as a potential deletion from the Russell family of indexes on the preliminary list of deletions issued June 11, 2010. The 2010 reconstitution of the Russell Indexes will take place after the market closes on June 25, 2010. Uranerz was included in the Russell family of indexes last year, including the Russell 3000® Index, the Russell 2000® Index, the Russell Microcap® Index, and the Russell Global Index.

Annual reconstitution of Russell's U.S. indexes captures the 4,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization. Membership in the Russell 3000, which remains in place for one year, means automatic inclusion in the appropriate Russell indexes. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings. Deletion of Uranerz Energy Corporation from the Russell indexes may cause certain funds indexed to the Russell indexes to sell their Uranerz shareholdings. More information about the preliminary list of additions and deletions can be found at: http://www.russell.com/indexes/membership/reconstitution/default.asp ..

About Uranerz
Uranerz Energy Corporation is a U.S.-based uranium company focused on achieving commercial ISR uranium production. The Company controls a strategic land position in the Pumpkin Buttes Uranium Mining District of the central Powder River Basin of Wyoming, U.S.A.

The Uranerz management team has specialized expertise in the ISR uranium mining method, and has a record of licensing, constructing, and operating commercial ISR uranium projects. The Company has entered into long-term contracts for the sale of uranium to two of the largest nuclear utilities in the U.S., including Exelon.

Wyoming has a long and continuous commercial ISR uranium mining history dating back to 1987. Wyoming has the largest reserves, and is the largest producer of uranium, of any U.S. state. ISR mining accounted for 36% of total global uranium production in 2009.

Uranerz Energy Corporation is listed on the NYSE Amex and the Toronto Stock Exchange under the symbol “URZ”, and listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Further Information
For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or refer to the Company website at www.uranerz.com. To review Company’s filings with the Securities and Exchange Commission go to www.sec.gov or www.sedar.com.

Forward-looking Statements
This press release may contain or refer to "forward-looking information" and "forward-looking statements" within the meaning of applicable United States and Canadian securities laws, which may include, but is not limited to, statements with respect to resource estimates, permitting and development activities, projections, our planned exploration and drilling programs, the availability of future financing for exploration and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.